Exhibit 26.2



                          SECURITIES AND EXCHANGE COMMISSION


                                Washington, D.C. 20549

                                      __________

                                       FORM T-1


                          Statement of Eligibility Under the
                     Trust Indenture Act of 1939 of a Corporation
                             Designated to Act as Trustee


                           FIRST TRUST NATIONAL ASSOCIATION
                 (Exact name of Trustee as specified in its charter)


               United States                              41-0257700
          (State of Incorporation)                     (I.R.S. Employer
                                                       Identification No.)


               First Trust Center
               180 East Fifth Street
               St. Paul, Minnesota                          55101
          (Address of Principal Executive Offices)        (Zip Code)


                                    ConAgra, Inc.
                (Exact name of registrant as specified in its charter)


               Delaware                               47-0248710
          (State of Incorporation)                (I.R.S. Employer
                                                  Identification No.)


               One ConAgra Drive
               Omaha, Nebraska                         68102-5001
          (Address of Principal Executive Offices)     (Zip Code)



                                      Debentures
                         (Title of the Indenture Securities)

















                                       GENERAL

          1.   General Information.   Furnish the following  information as
               to the Trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

                         Comptroller of the Currency
                         Washington, D.C.

               (b) Whether it is authorized to exercise corporate trust powers.

                    Yes

          2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

               None

               See Note following Item 16.

               Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

          16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification. Each of the exhibits listed below is incorporated by reference from a previous registration.

               1.   Copy of Articles of Association.

               2.   Copy of Certificate of Authority to Commence Business.

               3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).

               4.   Copy of existing By-Laws.

               5.   Copy of each Indenture referred to in Item 4.  N/A.

               6.   The  consents of the Trustee required by Section 321(b)
                    of the    act.

               7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


















                                         NOTE

               The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.



                                      SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 9th day of March, 1994.


                                   FIRST TRUST NATIONAL ASSOCIATION

          [SEAL]

                                   /s/ Frank P. Leslie III
                                   Frank P. Leslie III
                                   Assistant Vice President





          /s/ David H. Bluhm
          David H. Bluhm
          Assistant Secretary



                                      EXHIBIT 6

                                       CONSENT

               In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.















          Dated:  March 9, 1994


                                   FIRST TRUST NATIONAL ASSOCIATION


                                   /s/ Frank P. Leslie III
                                   Frank P. Leslie III
                                   Assistant Vice President